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                                                                    EXHIBIT 99.1

                           FRIEDE GOLDMAN HALTER, INC.

                                                                   PRESS RELEASE
                                                           For immediate release

                    J.L. Holloway Resigns as Chairman of FGH

GULFPORT, MS, May 10, 2002--Friede Goldman Halter, Inc. (OTCBB: FGHLQ) announced today that J.L. Holloway has resigned from the Company's Board of Directors.

Mr. Holloway, 57, has been the Chairman of the Board since April 1997. He served as the Chief Executive Officer and President of Friede Goldman Offshore, Inc. (formerly HAM Marine, Inc.) from its formation in 1982 until April 1997.

"The Board has accepted J.L.'s resignation and is grateful for the many years of service he has given to Friede Goldman Halter and its predecessors," said T. Jay Collins, Board Member and Chairman of the Restructuring Committee; "We wish J.L. the best in his endeavors."

Friede Goldman Halter is a leader in the design and manufacture of equipment for the maritime and offshore energy industries. Its core operating units are Friede Goldman Offshore (construction, upgrade and repair of drilling units, mobile production units and offshore construction equipment) and Halter Marine, Inc. (a significant domestic and international designer and builder of small and medium sized vessels for the government, commercial, and energy markets). As previously announced, Friede & Goldman Ltd. (naval architecture and marine engineering) is expected to be sold in early May, subject to a bankruptcy court approved auction process.

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           For information regarding this or any of our press releases, contact:

                                                                    Larry Walker
                                                        Corporate Communications
                                                                  (228) 897-4867
                                                                     www.fgh.com

*Note: This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of The Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Friede Goldman Halter expects, believes or anticipates will or may occur in the future, are forward-looking statements. These statements are based on certain assumptions and analyses made by Friede Goldman Halter, Inc. in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Friede Goldman Halter and which are discussed in Friede Goldman Halter's Registration Statement on Form S-3, the 2000 Annual Report on Form 10-K, and subsequent Forms 10-Q. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.